Exhibit 99.1

NGL ENERGY PARTNERS LP AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
FINANCIAL STATEMENTS

Introduction

On October 31, 2019, NGL Energy Partners LP (“we,” “us,” “our” or “the Partnership”) closed its transaction to acquire all of the equity interests of Hillstone Environmental Partners, LLC (“Hillstone”) for approximately $642.5 million, including working capital and subject to certain adjustments. To fund a portion of this acquisition, the Partnership issued 200,000 Class D Preferred Units and 8.5 million warrants to purchase common units for estimated net proceeds of $194.7 million. The remaining amount of the purchase price was paid using funds available under our revolving credit facility.

The unaudited pro forma condensed combined financial statements are presented for the Partnership and give effect to the acquisition of Hillstone (as described above) and are based on the audited and unaudited financial statements of the Partnership and the audited and unaudited financial statements of Hillstone. These unaudited pro forma financial statements include all adjustments necessary to fairly present results for the periods and as of the dates presented. The following unaudited pro forma condensed consolidated statements of operations for the nine months ended December 31, 2019 and the year ended March 31, 2019, should be read in conjunction with the Partnership’s Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on November 1, 2019, the Partnership’s Current Report on Form 8-K/A filed with the SEC on November 18, 2019, the Partnership’s quarterly report on Form 10-Q for the three months ended December 31, 2019, filed with the SEC on February 6, 2020, the Partnership’s Annual Report on Form 10-K for the year ended March 31, 2019, filed with the SEC on May 30, 2019, the Partnership’s Current Report on Form 8-K filed with the SEC on November 22, 2019, the Partnership’s Current Report on Form 8-K filed with the SEC on February 19, 2020 and with Hillstone’s audited consolidated financial statements for the year ended June 30, 2019, including the related notes, included within Exhibit 99.1 of Current Report on Form 8-K/A filed with the SEC on November 18, 2019 and Hillstone’s unaudited condensed consolidated financial statements for the three months ended September 30, 2019, including the related notes, included within Exhibit 99.1 of Current Report on Form 8-K filed with the SEC on December 26, 2019.

The following unaudited pro forma condensed combined statements of operations for the nine months ended December 31, 2019 and for the year ended March 31, 2019, are presented to illustrate the estimated effects of the acquisition of Hillstone as if this transaction had occurred on April 1, 2018. The unaudited pro forma condensed combined statement of operations for the nine months ended December 31, 2019 combined the Partnership’s unaudited consolidated statement of operations for the nine months ended December 31, 2019 and Hillstone’s unaudited consolidated statement of operations for the seven months ended October 31, 2019. Hillstone’s results of operations for the two months ended December 31, 2019 are already included in the Partnership’s historical financial statements. The unaudited pro forma condensed combined statement of operations for the year ended March 31, 2019 combined the Partnership’s audited consolidated statement of operations for the year ended March 31, 2019 and Hillstone’s audited consolidated statement of operations for the year ended June 30, 2019. The unaudited pro forma condensed combined statements of operations for the nine months ended December 31, 2019 and for the year ended March 31, 2019 both contain the results recorded within Hillstone’s unaudited statement of operations for the three months ended June 30, 2019.

The following unaudited pro forma condensed consolidated financial statements are based on certain assumptions and do not purport to be indicative of the results that actually would have been achieved if the transaction described above had occurred on the dates indicated. Moreover, the accompanying unaudited pro forma condensed consolidated financial statements do not project the Partnership’s results of operations for any future date or period.

NGL ENERGY PARTNERS LP AND SUBSIDIARIES
Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the nine months ended December 31, 2019
(Results for Hillstone Environmental Partners are for the seven months ended October 31, 2019)
(U.S. dollars in thousands, except unit and per unit amounts)

	Historical NGL Energy Partners LP (As Reported)	Hillstone Environmental Partners, LLC (A)	Pro Forma Adjustments		Pro Forma As Adjusted

REVENUES	$5,902,756	$48,613	$—		$5,951,369

COST OF SALES	5,214,605	—	—		5,214,605

OPERATING COSTS AND EXPENSES:
Operating	230,610	21,880	—		252,490
General and administrative	93,400	14,876	(6,071)	(C)	102,205
Depreciation and amortization	190,593	6,448	12,315	(D)	209,356
Loss (gain) on disposal or impairment of assets, net	(10,482)	(85)	—		(10,567)
Revaluation of liabilities	10,000	65	—		10,065
Operating Income	174,030	5,429	(6,244)		173,215

OTHER INCOME (EXPENSE):
Equity in earnings of unconsolidated entities	277	(110)	—		167
Interest expense	(131,814)	(7,617)	7,617	(E)	(142,448)
			(10,634)	(E)
Other income, net	967	—	—		967
Income (Loss) From Continuing Operations Before Income Taxes	43,460	(2,298)	(9,261)		31,901

INCOME TAX EXPENSE	(996)	—	—		(996)
Income (Loss) From Continuing Operations	42,464	(2,298)	(9,261)		30,905
LESS: NET LOSS ATTRIBUTABLE TO NONCONTROLLING INTERESTS	563	14	—		577
NET INCOME (LOSS) FROM CONTINUING OPERATIONS ATTRIBUTABLE TO NGL ENERGY PARTNERS LP	43,027	(2,284)	(9,261)		31,482
LESS: DISTRIBUTIONS TO PREFERRED UNITHOLDERS	(166,835)	—	(10,350)	(F)	(177,185)
LESS: CONTINUING OPERATIONS NET LOSS ALLOCATED TO GENERAL PARTNER	16	—	22	(G)	38
NET LOSS FROM CONTINUING OPERATIONS ALLOCATED TO COMMON UNITHOLDERS	$(123,792)	$(2,284)	$(19,589)		$(145,665)
BASIC AND DILUTED LOSS PER COMMON UNIT	$(0.97)				$(1.15)
BASIC AND DILUTED WEIGHTED AVERAGE COMMON UNITS OUTSTANDING	127,026,510				127,026,510

See accompanying notes to the unaudited pro forma condensed consolidated financial statements.

NGL ENERGY PARTNERS LP AND SUBSIDIARIES
Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the year ended March 31, 2019
(Results for Hillstone Environmental Partners are for the twelve months ended June 30, 2019)
(U.S. dollars in thousands, except unit and per unit amounts)

	Historical NGL Energy Partners LP (As Reported)	Hillstone Environmental Partners, LLC (B)	Pro Forma Adjustments		Pro Forma As Adjusted

REVENUES	$8,689,157	$74,437	$—		$8,763,594

COST OF SALES	7,983,061	—	—		7,983,061

OPERATING COSTS AND EXPENSES:
Operating	231,065	42,357	—		273,422
General and administrative	107,407	18,537	(2,912)	(C)	123,032
Depreciation and amortization	211,973	7,590	24,574	(D)	244,137
Loss on disposal or impairment of assets, net	34,296	11,137	—		45,433
Revaluation of liabilities	(5,373)	—	—		(5,373)
Operating Income (Loss)	126,728	(5,184)	(21,662)		99,882

OTHER INCOME (EXPENSE):
Equity in earnings of unconsolidated entities	2,533	37	—		2,570
Interest expense	(164,725)	(9,741)	9,741	(E)	(182,955)
			(18,230)	(E)
Loss on early extinguishment of liabilities, net	(12,340)	—	—		(12,340)
Other expense, net	(30,418)	—	—		(30,418)
Loss From Continuing Operations Before Income Taxes	(78,222)	(14,888)	(30,151)		(123,261)

INCOME TAX EXPENSE	(1,233)	—	—		(1,233)
Net Loss From Continuing Operations	(79,455)	(14,888)	(30,151)		(124,494)
LESS: CONTINUING OPERATIONS NET LOSS ATTRIBUTABLE TO NONCONTROLLING INTERESTS	20,206	32	—		20,238
NET LOSS FROM CONTINUING OPERATIONS ATTRIBUTABLE TO NGL ENERGY PARTNERS LP	(59,249)	(14,856)	(30,151)		(104,256)
LESS: DISTRIBUTIONS TO PREFERRED UNITHOLDERS	(111,936)	—	(18,000)	(F)	(129,936)
LESS: CONTINUING OPERATIONS NET LOSS ALLOCATED TO GENERAL PARTNER	32	—	63	(G)	95
NET LOSS FROM CONTINUING OPERATIONS ALLOCATED TO COMMON UNITHOLDERS	$(171,153)	$(14,856)	$(48,088)		$(234,097)
BASIC AND DILUTED LOSS FROM CONTINUING OPERATIONS PER COMMON UNIT	$(1.39)				$(1.90)
BASIC AND DILUTED WEIGHTED AVERAGE COMMON UNITS OUTSTANDING	123,017,064				123,017,064

See accompanying notes to the unaudited pro forma condensed consolidated financial statements.

NGL ENERGY PARTNERS LP AND SUBSIDIARIES
Notes to Unaudited Condensed Consolidated Financial Statements

Note 1 - Basis of Presentation

See “Introduction” for more information regarding the basis of presentation for these unaudited pro forma condensed consolidated financial statements.

Note 2 - Pro Forma Adjustments

The unaudited pro forma condensed consolidated financial statements reflect the impact of the following pro forma adjustments:

A.	Amounts in this column represent Hillstone’s unaudited consolidated statement of operations for the seven months ended October 31, 2019.

B.	Amounts in this column represent Hillstone’s audited consolidated statement of operations for the year ended June 30, 2019.

C.	Represents the reversal of transaction expenses incurred by Hillstone related to this transaction for the respective periods.

D.	Represents the incremental increase in depreciation and amortization expense for the respective periods.

E.
Represents the incremental increase in interest expense due to the repayment of Hillstone’s outstanding debt and the elimination of the amortization of the related debt issuance costs and the interest expense incurred related to the borrowings under the Partnership’s revolving credit facility. The additional interest expense was calculated by using $447.9 million and an assumed rate of 4.07%, the interest rate on the Partnership's revolving credit facility as of December 31, 2019. A change of 0.125% in the assumed interest rate would result in an adjustment of interest expense, on an annual basis, of approximately $0.6 million.

F.	Represents the distributions paid on the Class D preferred units for the respective periods.

G.	Represents our general partner’s interest in Hillstone’s operations and the pro forma adjustments for the respective periods.
Note 3 - Earnings per Unit

Basic earnings per unit is computed by dividing the net income (loss) by the weighted average number of units outstanding during a period. To determine net income (loss) allocated to each class of ownership, the Partnership first allocates net income (loss) in accordance with the amount of distributions made for the quarter by each class of units, if any. The remaining net income is allocated to each class of units in proportion to the weighted average number of units of such class outstanding for a period, as compared to the weighted average number of units outstanding for all classes for the period, with the exception of net losses. Net losses are allocated only to the common units.